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                                                                   Exhibit 11.01

                       AMISYS Managed Care Systems, Inc.
                       Computation of Earnings Per Share
                     (in thousands, except per share data)

                                                               For the year                For the year            May 27, 1994
                                                                  ended                       ended                     to
                                                            December 31, 1996           December 31, 1995       December 31, 1994
                                                            -----------------           -----------------       -----------------
Net income (loss)                                                      $4,697                      $1,675                 $(6,428)
                                                             ================           =================       =================


Weighted average Class A common shares outstanding                                                                      4,800,000

Weighted average common shares outstanding                          7,565,000                   5,244,000                 450,000

Common shares issued within one year of initial
 public offering                                                                                   75,000                  75,000

Weighted average options exercised during the period                   59,195

Weighted average shares issued during initial
 public offering                                                                                   67,674

Weighted average shares issued during secondary
 public offering                                                       43,526

Stock options issued within one year of initial public
 offering (using the treasury stock method and the initial)
 public offering price of $14.50 per share)                                                       562,484                 574,950

Stock options issued (using the treasury stock method and
 the average price of $20.82)                                         606,845
                                                             --------------------------------------------------------------------
Weighted average number of common shares outstanding                8,274,566                   5,949,158               5,899,950
                                                             ====================================================================
Net income (loss) per common share and common share
 equivalent                                                             $0.57                       $0.28                   $1.09
                                                             ====================================================================
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